UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On May 6, 2020, James Gevarges notified the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) of his resignation as a director of the Board of the Company effective immediately. Mr. Gevarges’ resignation was not due to a disagreement with the Company, its operations, policies, or practices but due to personal matters.

(d) On May 7, 2020, the Board appointed John A. Cosentino, Jr. to the Company’s Board. In addition, Mr. Cosentino was appointed as a member of the Company’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Cosentino will serve as the chairperson of the Nominating and Corporate Governance Committee.

John A. Cosentino, Jr., age 70. Mr. Cosentino has been a director of Sturm, Ruger & Company, Inc. (NYSE: RGR), a firearm manufacturing company listed on the NYSE, since 2005 to the present. Mr. Cosentino has been a partner of Ironwood Manufacturing Fund, LP, a private equity fund, since 2002, a director of Simonds International, Inc., a cutting tools manufacturer, since 2001, the Chairman of the Board of Habco Industries LLC, an aerospace equipment and services supplier, since 2012, and Senior Advisor of Ironwood Capital Holdings LLC, a private equity firm, since 2012. He was a director of Addaero LLC, a metal alloy manufacturer, from 2014 to 2019, a director of Whitcraft LLC, a manufacturer of engine and other aerospace components, from 2011 to 2017, a director of the Bilco Company, a manufacturer of building products for commercial and residential construction, from 2007 to 2016, Chairman of North American Specialty Glass LLC, a specialty glass provider, from 2005 to 2012, Vice-Chairman of Primary Steel LLC, a national distribution and fabricator of steel products, from 2005 to 2007, and a director of the Wiremold Company, a manufacturer of wire management and power conditioning systems, from 1991 to 2000. Mr. Cosentino was a partner of Capital Resource Partners, LP, a private capital firm, from 1999 to 2000, and served as a director in a number of its portfolio companies. Mr. Cosentino received an undergraduate degree from Harvard University and an MBA from the University of Pennsylvania.

The Board has determined that Mr. Cosentino satisfies the definition of “independent director” and the requirements for service on the Board’s Audit, Nominating and Corporate Governance, and Compensation Committees under the NASDAQ listing standards.

In connection with Mr. Cosentino’s appointment as a director of the Company, he will enter into the Company’s standard form of indemnification agreement. Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Mr. Cosentino was appointed as a director of the Company. There are also no family relationships between Mr. Cosentino and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Mr. Cosentino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cosentino will be eligible to receive the same compensation pursuant to the outside director compensation package approved by the Board in December 2019 upon recommendation by the Company’s Compensation Committee, which is in accordance with the Company’s standard arrangements for non-employee directors. Effective upon Mr. Cosentino appointment, he was awarded non-qualified stock options to purchase 3,480 shares of common stock under the Company’s 2014 Equity Incentive Plan, which vests over a two year period in quarterly installments.

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A copy of the Company’s press release announcing the matters described herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 11, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: May 11, 2020

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